UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2015

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2015, QCR Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named on Schedule A attached thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 3,200,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). The Company also granted to the Underwriters a 30-day option to purchase up to an additional 480,000 shares of Common Stock. The purchase price per share is $18.25. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $55.2 million (or approximately $63.6 million if the Underwriters exercise their option to purchase additional shares in full).

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The shares of Common Stock are expected to be delivered to the Underwriters on or about May 13, 2015, subject to satisfaction of the closing conditions.

The Common Stock was offered pursuant to a prospectus supplement dated May 4, 2015 filed with the Securities and Exchange Commission as part of the Company’s shelf registration statement on Form S-3 (Registration File No. 333-197129; effective on July 14, 2014).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference. The representations and warranties set forth in the Underwriting Agreement are intended only for the benefit of the Underwriters and do not constitute representations and warranties of the Company to any other person.

In connection with the Offering, Barack Ferrazzano Kirschbaum & Nagelberg LLP provided a legal opinion with respect to the validity of the shares of Common Stock to be issued by the Company in the Offering, attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated May 7, 2015.

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: May 8, 2015	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer